EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2013 relating to our audits of the financial reports of Seed Genetics International Pty Ltd for the fiscal years ended June 30, 2011 and June 30, 2012 that appear in Amendment No. 3 to the Current Report on Form 8-K of S&W Seed Company filed with the Securities and Exchange Commission on September 25, 2013.

/s/ Grant Thornton Audit Pty Ltd

Adelaide, Australia
May 16, 2014